Exhibit 10.1

CHITTENDEN CORPORATION

STOCK INCENTIVE PLAN

OPTION PLAN

THIS STOCK OPTION (“Option”) for a total of              shares (“Shares”) of Common Stock, par value $1.00 per share (the “Common Stock”) of CHITTENDEN CORPORATION, a Vermont business corporation (the “Company”) is hereby granted to                      (the “Optionee”) at the price determined as provided in, and in all respects subject to the terms, definitions and provisions of, the Chittenden Corporation Stock Incentive Plan, (the “Plan”), Section 7 adopted by the Company which is incorporated by reference herein.

1.	Option Price. The option price is $ for each Share, being 100% of the Fair Market Value, as determined by the Committee, of the Common Stock on the date of grant of this Option.

2.	Exercise of Option. This Option shall be exercisable prior to 10 years from the date hereof in accordance with provisions of Section 7 of the Plan as follows:

(i)	Method of exercise. This Option shall be exercisable by a written notice which shall:

(a)	state the election to exercise the Option, the number of shares with respect to which it is being exercised and the person in whose name the stock certificate or certificates for such Shares of Common Stock is to be registered;

Exhibit 10.1

(b)	be signed by the person entitled to exercise the Option and, if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to counsel for the Company, of the right of such person or persons to exercise the Option; and

(c)	be in writing and delivered in person or by certified mail to the Secretary of the Company.

(ii)	Payment: The purchase price of any Shares with respect to which the Option is being exercised shall be by one or more of the following methods:

(a)	certified or bank cashier’s check or other instrument acceptable to the Committee:

(b)	by surrender and delivery to the Company (or attestation to the ownership) of shares of its stock of the same class as the shares to be acquired by exercise of the Option with a fair market value equal to or less than the total option price plus cash for any difference, provided such surrendered shares have been purchased by the Optionee on the open market or have been beneficially owned by the Optionee for at least six months and are not then subject to restrictions under any Company plan; or

(c)	by cashless exercise as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restriction, or by any other means which the Board determines to be consistent with the Plan’s purpose and applicable law.

Exhibit 10.1

(iii)	Restrictions on exercise.

(a)	This Option may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities or other laws or valid regulation of any applicable provision of the Articles of Association or Bylaws of the Company or of any applicable provisions of the Plan.

(b)	As a condition to the exercise of the Option, the Company may require the person exercising this Option to make any representation and warranty to the Company as may be required by any applicable law or regulation.

3.	Non-transferability of Option. This Option may not be transferred in any manner otherwise than by will or the laws of descent or distribution and may be exercised during the lifetime of the Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

4.	Term of Option. This Option may not be exercised more than 10 years from the date of grant of this Option, as set forth above, and may be exercised during such term only in accordance with the Plan and the terms of this Option. In no event will this Option be exercisable more than ninety (90) days after the termination of employment of the Optionee except as outlined below. If employment is terminated for reasons of death disability or retirement, options may be exercised at any time before their expiration date or within thirty-six (36) months after the date of termination, whichever is earlier, but only to the extent that the options were exercisable on the date of termination absent a determination by the Committee to the contrary.

Exhibit 10.1

5.	Tax Ramifications. By acceptance of this Option the Optionee acknowledges his understanding that (i) under current federal tax law he may incur unfavorable federal tax treatment if he disposes of any Shares acquired by his exercise of this Option within two years from the date of the granting hereof or within one year after the transfer of such Shares to him, (ii) applicable federal tax law may change with regard to the foregoing or in some other relevant manner prior to his exercise of this Option and (iii) the Company has no obligation to inform him of any such changes.

6.	No Rights to Continued Employment. The plan and any Option granted under the Plan shall not confer upon any Optionee any right with respect to continuance of employment by the Company or any parent or subsidiary thereof, nor shall they interfere in any way with the right of the Company or any parent or subsidiary thereof by which an Optionee is employed to terminate his or her employment at any time.

CHITTENDEN CORPORATION

By:
Paul Perrault
Chief Executive Officer

Date of Grant:	Attest:
Sarah P. Merritt
Senior Vice President
Director of Human Resources

Exhibit 10.1

Optionee acknowledges receipt of a copy of the Plan, a copy of which is annexed hereto, and represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof, Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Executive Committee upon any questions arising under the Plan.

Date: